EXHIBIT 99.1
RESCARE FOURTH QUARTER AND FULL YEAR 2011 RESULTS

Fourth Quarter 2011 Financial Results

Revenues for the fourth quarter of 2011 were $397.9 million, a 2.5% increase over the prior year period revenues of $388.4 million.  Increased revenues from our pharmacy business, along with acquisition growth in our Residential Services and HomeCare segments were partially offset by the loss of certain Workforce Services contracts and rate and service level reductions in certain states.

Income from continuing operations was $11.4 million for the fourth quarter of 2011, compared with a loss of $145 million in the same period of 2010.  Included in the fourth quarter of 2010 results was a pre-tax, non-cash charge of $198.4 million as a result of the impairment of goodwill.  Also included in the fourth quarter of 2010 results was $10.1 million related to Onex transaction costs.  Acquisition growth and leverage of fixed costs offset the higher interest expense and the contract losses in our Workforce Services segment.  Adjusted EBITDA for the fourth quarter of 2011 was $36.5 million versus $27.7 million in the prior year quarter, driven primarily by operating improvements, acquisition growth and general and administrative cost savings.

Full Year 2011 Financial Results

Revenues for the full year 2011 increased 1% over 2010 to $1.58 billion.  Income from continuing operations was $41.8 million compared with net loss of $152.1 million in 2010, which included a pre-tax charge of $250.2 million for goodwill impairment.  Adjusted EBITDA for 2011 was $129.3 million versus $111.5 million in 2010.  Reconciliations of non-GAAP financial measures follow on pages 3 and 6 of this release.

The Company ceased providing international workforce services in Europe during the second quarter of 2011.  The closure and disposal of these operations have been accounted for as discontinued operations.  Accordingly, the results of these operations, net of income taxes, have been classified as discontinued operations for all periods presented.  The twelve month period ended December 31, 2011, includes U.S. tax benefits of $19.8 million attributed to the discontinued international operations.

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RESCARE, INC.
Unaudited Financial Highlights
(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Income Statement Data:
Revenues	$397,892	$388,373	$1,579,335	$1,562,677
Cost of services	297,559	297,510	1,190,410	1,188,423
Gross profit	100,333	90,863	388,925	374,254
Operating expenses:
Operational general and administrative	56,799	55,540	229,254	230,987
Goodwill impairment charge	–	198,447	–	250,181
Corporate general and administrative	16,247	23,645	55,771	71,591
Total operating expenses	73,046	277,632	285,025	552,759

Operating income (loss)	27,287	(186,769)	103,900	(178,505)

Interest expense, net	10,302	4,844	42,059	19,271
Income (loss) before income taxes	16,985	(191,613)	61,841	(197,776)
Income tax expense (benefit)	5,606	(46,609)	20,005	(45,713)
Income (loss) from continuing operations	11,379	(145,004)	41,836	(152,063)
Income (loss) from discontinued operations, net of tax	715	(1,965)	11,156	(18,103)
Net income (loss) – including noncontrolling interest	12,094	(146,969)	52,992	(170,166)
Net loss – noncontrolling interest	(46)	(34)	(171)	(190)
Net income (loss) – ResCare, Inc.	$12,140	$(146,935)	$53,163	$(169,976)

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RESCARE, INC.
Unaudited Financial Highlights (continued)
(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Income from Continuing Operations to EBITDA and Adjusted EBITDA:
Income (loss) from continuing operations	$11,379	$(145,004)	$41,836	$(152,063)
Add: Interest, net	10,302	4,844	42,059	19,271
Depreciation and amortization	6,773	5,346	20,929	23,881
Income tax expense (benefit)	5,606	(46,609)	20,005	(45,713)
EBITDA (1)	34,060	(181,423)	124,829	(154,624)
Add: Onex transaction costs	–	10,059	1,737	12,449
Goodwill impairment charge	–	198,447	–	250,181
Share-based compensation	2,383	259	2,383	2,483
Acquisition costs	60	329	326	999
Adjusted EBITDA (1)	$36,503	$27,671	$129,275	$111,488

	December 31, 2011	As Adjusted December 31, 2010
Balance Sheet Data:
ASSETS

Cash and cash equivalents	$25,651	$27,552
Accounts receivable, net	221,089	215,941
Other current assets	50,316	41,787
Total current assets	297,056	285,280
Property and equipment, net	84,893	86,883
Goodwill	267,697	247,305
Other intangible assets, net	314,954	315,376
Other assets, net	27,658	30,108
	$992,258	$964,952

LIABILITIES AND SHAREHOLDER’S EQUITY

Current liabilities	$174,337	$223,992
Other long-term liabilities	153,770	131,032
Long-term debt	365,196	367,315
Shareholder’s equity	298,955	242,613
	$992,258	$964,952

(1)
EBITDA is defined as income from continuing operations before depreciation and amortization, net interest expense and income taxes.  Adjusted EBITDA is defined as EBITDA before Onex transaction costs, goodwill impairment charge, share-based compensation and acquisition costs.  EBITDA and Adjusted EBITDA should not be considered as measures of financial performance under accounting principles generally accepted in the United States of America.  The items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance.  Management routinely calculates and presents EBITDA and Adjusted EBITDA because it believes that EBITDA and Adjusted EBITDA are useful to investors and are used as analytical indicators within the industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value.  EBITDA is also used in measurements under certain covenants contained in the Company’s credit agreement.

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RESCARE, INC.
Unaudited Financial Highlights (continued)
(In thousands)

	Twelve Months ended December 31,
	2011	2010
Cash Flow Data:
Net income (loss) – including noncontrolling interest	$52,992	$(170,166)
Adjustments to reconcile net income including noncontrolling interest to cash provided by operating activities:
Depreciation and amortization	20,992	24,763
Goodwill impairment charge	–	263,155
Amortization of discount and deferred debt issuance costs	2,943	1,647
Share-based compensation	2,383	6,201
Deferred income taxes, net	4,450	(53,155)
Excess tax expense from share-based compensation	–	1,176
Provision for losses on accounts receivable	5,851	10,417
Write down of assets held for sale	1,642	–
Loss on sale of assets	481	171
Changes in operating assets and liabilities	(19,122)	1,091
Cash provided by operating activities	72,612	85,300

Cash flows from investing activities:
Proceeds from sale of assets	221	179
Purchases of property and equipment	(13,507)	(10,720)
Acquisitions of businesses, net of cash acquired	(23,106)	(28,426)
Cash used in investing activities	(36,392)	(38,967)

Cash flows from financing activities:
Debt repayments, net	(38,916)	201,315
Redemption of preferred shares	–	(158,843)
Debt issuance costs	(561)	(20,406)
Funds contributed by co-investors	1,400	–
Excess tax expense from share-based compensation	–	(1,176)
Payments on common share exchange	–	(56,875)
Return on preferred shares	–	(753)
Employee withholding payments on share-based compensation	–	(2,683)
Cash used in financing activities	(38,077)	(39,421)
Effect of exchange rate on cash and cash equivalents	(44)	(32)
(Decrease) increase in cash and cash equivalents	$(1,901)	$6,880

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RESCARE, INC.
Unaudited Financial Highlights (continued)
(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Segment Data:
Revenues:
Residential Services	$217,634	$209,043	$853,474	$828,838
ResCare HomeCare	84,903	79,313	323,820	307,492
Youth Services	46,898	45,134	185,658	181,217
Workforce Services	48,457	54,883	216,383	245,130
Consolidated	$397,892	$388,373	$1,579,335	$1,562,677

Adjusted Operating Income (Loss) (1):
Residential Services	$29,730	$28,537	$103,749	$95,147
ResCare HomeCare	6,112	516	23,690	16,643
Youth Services	3,370	4,141	14,042	15,002
Workforce Services	4,404	2,363	18,434	16,475
Corporate	(16,329)	(13,820)	(54,278)	(59,142)
Consolidated	$27,287	$21,737	$105,637	$84,125

Adjusted Operating Margin(1):
Residential Services	13.7%	13.7%	12.2%	11.5%
ResCare HomeCare	7.2%	0.7%	7.3%	5.4%
Youth Services	7.2%	9.2%	7.6%	8.3%
Workforce Services	9.1%	4.3%	8.5%	6.7%
Corporate	(4.1%)	(3.6%)	(3.4%)	(3.8%)
Consolidated	6.9%	5.6%	6.7%	5.4%

(1)	Other (expense) income (included in Corporate general and administrative expenses on page 2) has been allocated for purposes of segment reporting.

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RESCARE, INC.
Unaudited Financial Highlights (continued)
(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Reconciliation of Operating Income (Loss) to Adjusted Operating Income:
Operating Income (Loss):
Residential Services (1)	$29,730	$(112,374)	$103,749	$(78,961)
ResCare HomeCare(2)	6,112	(47,847)	23,690	(43,114)
Youth Services (3)	3,370	(5,032)	14,042	(1,314)
Workforce Services	4,404	2,363	18,434	16,475
Corporate (4)	(16,329)	(23,879)	(56,015)	(71,591)
Consolidated	$27,287	$(186,769)	$103,900	$(178,505)

Adjustments:
Residential Services (1)	$–	$140,911	$–	$174,108
ResCare HomeCare(2)	–	48,363	–	59,757
Youth Services (3)	–	9,173	–	16,316
Workforce Services	–	–	–	–
Corporate (4)	–	10,059	1,737	12,449
Consolidated	$–	$208,506	$1,737	$262,630

Adjusted Operating Income:
Residential Services	$29,730	$28,537	$103,749	$95,147
ResCare HomeCare	6,112	516	23,690	16,643
Youth Services	3,370	4,141	14,042	15,002
Workforce Services	4,404	2,363	18,434	16,475
Corporate	(16,329)	(13,820)	(54,278)	(59,142)
Consolidated	$27,287	$21,737	$105,637	$84,125

(1)	Operating income (loss) for the three month and twelve month periods ended December 31, 2010, included a $140.9 million and a $174.1 million goodwill impairment charge, respectively.
(2)	Operating income (loss) for the three month and twelve month periods ended December 31, 2010, included a $48.4 million and a $59.8 million goodwill impairment charge, respectively.
(3)	Operating income (loss) for the three month and twelve month periods ended December 31, 2010, included a $9.1 million and a $16.3 million goodwill impairment charge, respectively.
(4)
Operating loss for the three month and twelve month periods ended December 31, 2010, included a $10.1 million and a $12.4 million charge related to Onex transaction costs in our corporate general and administrative expenses.  The twelve month period ended December 31, 2011, included $1.7 million related to the Onex transaction costs.

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